EXHIBIT 99.2

                               [GRAPHIC OMITED]

                            Porter Keadle Moore, LLP
                            ------------------------



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
NBOG Bancorporation, Inc.

We have audited the accompanying consolidated balance sheets of NBOG Bancorporation, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NBOG Bancorporation, Inc. and subsidiary as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                   /s/  Porter Keadle Moore, LLP





Atlanta, Georgia
February 20, 2004




                          Certified Public Accountants

Suite 1800  235 Peachtree Street NE   Atlanta, Georgia 30303  Phone 404-588-4200
                         Fax 404-588-4222   www.pkm.com


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